                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) DECEMBER 22, 2000


                                Semele Group Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                      0-16886                 36-3465422
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(State or other jurisdiction         (Commission              (IRS Employer
        of incorporation)            File Number)           Identification No.)


 200 Nyala Farms, Westport, Connecticut                                06880
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (203) 341-0515


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          (Former name or former address, if changed since last report)

Item 5.   OTHER EVENTS

         On December 22, 2000, MILPI Acquisition Corp. ("MILPI"), an indirect subsidiary of the registrant, entered into a definitive agreement to acquire PLM International, Inc. ("PLM") for an approximate cash purchase price of $27 million. In connection with the acquisition, MILPI will make a tender offer to purchase any and all shares of PLM's outstanding common stock at a price of $3.46 per share. Upon completion of the tender offer, if required in order to complete the acquisition, PLM will hold a special meeting of its shareholders to approve the merger of MILPI into PLM.

         The transaction has been approved by the boards of directors of both MILPI and PLM and by the managing trustee of the registrant. In addition, certain stockholders of PLM, who own approximately 24% of PLM's voting power, have entered into a Voting and Tender Agreement. Each stockholder to the agreement has agreed to tender all of its outstanding common stock to MILPI in the tender offer and to vote in favor of the merger if a special meeting of shareholders is required.

         PLM is a management company providing services to transportation, industrial, and commercial companies. PLM also manages a diversified portfolio of over $700 million (based on original equipment cost) of transportation and related equipment for approximately 60,000 third-party investors.

         Semele Group Inc. is a holding company with interests in a number of real estate development projects, income producing real estate, and equipment leasing funds.



Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (c)      EXHIBITS

                           Exhibit 2.1 Agreement and Plan of Merger dated as of December 22, 2000 between MILPI Acquisition Corp. and PLM International, Inc.

                           Exhibit 4.1 Voting and Tender Agreement dated as of December 22, 2000 by and between MILPI Acquisition Corp., PLM International, Inc. and the other parties thereto.

                           Exhibit 99.1 Escrow Agreement dated as of December 22, 2000 by and among MILPI Acquisition Corp., PLM
                                            International, Inc. and Bank of
                                            San Francisco, as escrow agent.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:        December 27, 2000         SEMELE GROUP INC.


                                        By: /s/  JAMES A. COYNE
                                            -----------------------------
                                            Name:  James A. Coyne
                                            Title: President and Chief
                                            Operating Officer

                                  EXHIBIT INDEX


 EXHIBIT
  NUMBER         EXHIBIT NAME                                                                         LOCATION
   2.1           Agreement and Plan of Merger dated as of December 22, 2000 between MILPI          Filed herewith
                 Acquisition Corp. and PLM International, Inc.

   4.1           Voting and Tender Agreement dated as of December 22, 2000 by and between          Filed herewith
                 MILPI Acquisition Corp., PLM International, Inc. and the other parties thereto.

   99.1          Escrow Agreement dated as of December 22, 2000 by and among MILPI                 Filed herewith
                 Acquisition Corp., PLM International, Inc. and Bank of San Francisco, as
                 escrow agent.
